SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 17, 2004

Agere Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-16397 (Commission File Number)	22-3746606 (IRS Employer Identification No.)

1110 American Parkway NE Allentown, Pennsylvania (Address of principal executive offices)	18109 (Zip Code)

(610) 712-1000
(Registrant’s Telephone Number)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURE
PRESS RELEASE

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

Exhibit No.	Description
99.1	News release dated March 17, 2004

Item 9. Regulation FD Disclosure

     On March 17, 2004, Agere Systems issued a news release containing information about our outlook for the quarter ended March 31, 2004. A copy of that news release is attached to this report as Exhibit 99.1.

     The news release contains information about our net income, excluding gain or loss from the sale of, and income or loss from, discontinued operations; net restructuring and other charges; purchased in-process research and development charges related to acquisitions; amortization of acquired intangible assets; net gain or loss from the sale of operating assets and cumulative effect of an accounting change. We believe that information presented on this basis, while not a substitute for financial information prepared in accordance with generally accepted accounting principles, will allow investors to more easily compare our financial performance on an operating basis in different fiscal periods. We have also further adjusted this information to exclude the impact of a tax benefit we expect to record in the quarter ended March 31, 2004. We have excluded this amount to make the guidance contained in the news release comparable with the guidance we disclosed in our January 27, 2004 news release.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGERE SYSTEMS INC.

Date: March 17, 2004	By:	/s/ John W. Gamble, Jr.

	Name:	John W. Gamble, Jr.
	Title:	Executive Vice President and
Chief Financial Officer